EXHIBIT 99.1

ASSET PURCHASE AGREEMENT
BY AND AMONG
WELLS FARGO BANK, NATIONAL ASSOCIATION,
(as trustee and collateral agent on behalf of the Noteholders and not in its individual capacity),
ENDEAVOUR INTERNATIONAL CORPORATION,
(as EIC, the ultimate parent of Seller),
ENDEAVOUR OPERATING CORPORATION,
(as Seller),
and
The “PRIORITY NOTEHOLDERS” signatory hereto,
(solely with respect to Article IX and Article XII hereof)

__________________
Dated as of August 3, 2015

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS 2	2
1.1 Certain Definitions 2	2
1.2 Terms Defined Elsewhere in this Agreement 7	7
1.3 Other Definitional and Interpretive Matters 8	8
ARTICLE II
PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES 9	8
2.1 Purchase and Sale of Assets 9	8
ARTICLE III
CONSIDERATION 9	9
3.1 Consideration 9	9
ARTICLE IV
CLOSING 9	9
4.1 Closing Date 9	9
4.2 Deliveries by Seller 10	10
4.3 Deliveries by the Agent and Purchaser 11	11
ARTICLE V
TERMINATION 11	11
5.1 Termination of Agreement 11	11
5.2 Procedure Upon Termination 12	12
5.3 Effect of Termination 13	12
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLER 13	13
6.1 Organization and Good Standing of Seller 13	13
6.2 Authorization of Agreement 13	13
6.3 Organization and Good Standing of EIH; Capitalization of EIH 14	13
6.4 Title to Intercompany Note Documents 15	14
6.5 Conflicts; Consents of Third Parties 15	15
6.6 Affiliate Interests 16	15
6.7 Wind Down Budget 16	15
6.8 Taxes 16	16
6.9 No Other Representations or Warranties 16	16
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE AGENT 16	16
7.1 Organization and Good Standing 16	16
7.2 Authorization of Agreement 16	16
7.3 Conflicts; Consents of Third Parties 17	17
7.4 No Other Representations or Warranties; Purchaser Documents 17	17
ARTICLE VIII
BANKRUPTCY COURT MATTERS 17	17
8.1 Bankruptcy Court Approval 17	17
8.2 No Solicitation 17	17
ARTICLE IX
COVENANTS 18	18
9.1 Conduct of the Business Pending the Closing 18	18
9.2 Further Assurances 18	18
9.3 Preservation of Records 19	18
9.4 Publicity 19	19
9.5 U.S. Sale Transactions; Treatment of Proceeds 19	19
9.6 Wind Down Payment 20	20
9.7 Release 21	21
9.8 Agreement Regarding Bankruptcy Cases 22	22
9.9 Credit Bid Direction 22	22
9.10 Carve-Out Modification 23	22
9.11 Access to Information 23	22
ARTICLE X
CONDITIONS TO CLOSING 23	23
10.1 Conditions Precedent to Obligations of the Agent and Purchaser 23	23
10.2 Conditions Precedent to Obligation of Seller 24	23
10.3 Frustration of Closing Conditions 25	24
ARTICLE XI
TAXES 25	24
11.1 Tax Returns and Payments 25	24
11.2 Transfer Taxes 25	25
11.3 Purchase Price Allocation 25	25
11.4 Cooperation on Tax Matters 25	25
11.5 Subpart F Adjustment 26	25
ARTICLE XII
MISCELLANEOUS 26	25
12.1 No Survival of Representations and Warranties 26	25
12.2 Expenses 26	26
12.3 Specific Performance 26	26
12.4 Submission to Jurisdiction; Consent to Service of Process 26	26
12.5 Waiver of Right to Trial by Jury 27	26
12.6 Entire Agreement; Amendments and Waivers 27	26
12.7 Governing Law 27	27
12.8 Notices 27	27
12.9 Severability 29	28
12.10 No Reliance 29	28
12.11 Binding Effect; Assignment 29	29
12.12 Non-Recourse 30	29
12.13 Counterparts 30	30

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 3, 2015, by and among Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent under the Indenture Documents and not in its individual capacity (the “Agent”), Endeavour International Corporation, a Nevada corporation (being a debtor and debtor-in-possession under sections 1107(a) and 1108 of the Bankruptcy Code) (“EIC”), Endeavour Operating Corporation, a Delaware corporation and wholly-owned subsidiary of EIC (being a debtor and debtor-in-possession under sections 1107(a) and 1108 of the Bankruptcy Code) (the “Seller”), and, solely for the purposes of Articles IX and XII, the Priority Noteholders (as defined below). Capitalized terms used herein and not otherwise defined in context are defined in Section 1.1.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture, dated as of February 23, 2012, by and among EIC, Seller, the other guarantors party thereto, and the Agent, as trustee and collateral agent, under which, EIC issued the Indenture Notes in an aggregate principal amount of four hundred and four million dollars (the “Indenture”);

WHEREAS, on October 10, 2014 (the “Petition Date”), EIC, Seller and certain of their Affiliates filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, and these cases are being jointly administered for procedural purposes only under Case No. 14-12308(KJC) (collectively, the “Bankruptcy Cases”);

WHEREAS, from and after the Petition Date, EIC, Seller, and certain of their Affiliates have been operating their respective businesses and managing their respective properties as debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Priority Noteholders delivered the Direction Letter (as defined below) to the Agent prior to the date hereof;

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and the Agent, subject and pursuant to the Direction Letter, desires to cause Purchaser to acquire and assume from Seller, pursuant to section 363 of the Bankruptcy Code, all of the Purchased Assets as more specifically provided herein;

WHEREAS, under the Indenture Documents, the Agent holds a perfected first priority Lien on the Intercompany Note and on 65% of the EIH Equity (collectively, the “Encumbered Purchased Assets”);

WHEREAS, the Agent, as agent on behalf of the Noteholders, in consideration of the Encumbered Purchased Assets and in satisfaction of the Lien thereon, may credit bid, for the benefit of and on behalf of Purchaser, up to 100% of the outstanding Indebtedness under the Indenture Documents pursuant to section 363(k) of the Bankruptcy Code (the “Credit Bid”) with respect to the Encumbered Purchased Assets; and

WHEREAS, the Priority Noteholders have entered into a settlement agreement (the “Settlement Agreement”) with the Ad Hoc Group with respect to the ownership of Purchaser and certain amendments to the EEUK Credit Agreement, and this Agreement is being entered into in connection with such Settlement Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Amendment to the EEUK Credit Agreement” means that certain amendment to the EEUK Credit Agreement, to be entered into among the parties thereto and to be dated as of the Closing Date.

“Ad Hoc Group” means, collectively, the lenders under the EEUK Credit Agreement who are also party to the Settlement Agreement (and their respective assignees, successors and assigns).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Alternative Transaction” means, other than the transactions contemplated by this Agreement, any (i) sale, transfer or other disposition, directly or indirectly, of any of the Purchased Assets or any of the properties or assets of EIH or any of its Subsidiaries, other than any sale, transfer or disposition of oil and natural gas in the Ordinary Course of Business, (ii) issuance, sale, transfer or other disposition, in each case by EIC, Seller, EIH or any of their Subsidiaries, directly or indirectly, of any class of equity securities, ownership interests or voting securities of EIH or any of its Subsidiaries or any equity securities, ownership interests, securities, options, warrants, calls, rights or contracts convertible into, exchangeable for or evidencing the right to subscribe for or purchase equity securities, ownership interests or voting securities of EIH or any of its Subsidiaries, (iii) merger, consolidation, recapitalization, business combination or other similar transaction involving, directly or indirectly EIH or any of its Subsidiaries, (iv) Chapter 11 plan of reorganization, scheme of arrangement, UK administration, or other restructuring or reorganization for, or liquidation of, EIH or any of its Subsidiaries, (v) consummation of any state court foreclosure action as to a material portion of the Purchased Assets or the assets of EIH and its Subsidiaries, taken as a whole or (vi) successful credit bid transaction with respect to the Purchased Assets or any of the assets of EIH or any of its Subsidiaries (whether directly or indirectly through a credit bid transaction involving EIC or any of its Subsidiaries or otherwise).

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Bid Procedures” means the bid procedures authorized and approved by the Bid Procedures Order.

“Bid Procedures Motion” means the motion, dated April 29, 2015, filed with the Bankruptcy Court in connection with the Bankruptcy Cases seeking approval of the Bid Procedures.

“Bid Procedures Order” means the order entered by the Bankruptcy Court on May 20, 2015 with respect to the Bid Procedures Motion.

“Business” means the business of EIH and its Subsidiaries as it has historically been conducted or is currently proposed to be conducted as of the date hereof.

“Business Day” means any day of the year that is not a Saturday or a Sunday on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means any contract, agreement, understanding or other commitment, whether written or oral, that is binding on any Person or any part of its property or assets under applicable Law.

“EEUK” means Endeavour Energy UK Limited, an entity formed pursuant to the Laws of England and Wales.

“EEUK Agent” has the meaning ascribed to such term in Section 1.1 within the definition of “EEUK Credit Agreement”.

“EEUK Credit Agreement” means that certain Credit Agreement, dated as of September 30, 2014, by and among EIH and End Finco LLC, a Delaware limited liability company, as borrowers, EIC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative and Collateral Agent (the “EEUK Agent”).

“EIC-EEUK Services Agreement” means that certain Services Agreement, dated as of January 1, 2014, by and between EIC and EEUK.

“EIH” means Endeavour International Holding B.V., an entity formed under the Laws of the Netherlands.

“EIH Equity” means all of the issued and outstanding capital stock of EIH.

“Endeavour Colorado” means Endeavour Colorado Corporation, a Delaware corporation.

“First Lien Indebtedness” means the Indebtedness outstanding under the Indenture Documents, including all interest due and owing thereunder and all unpaid fees and expenses.

“GAAP” means generally accepted accounting principles in the United States as of the date hereof.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private) (including the Bankruptcy Court).

“Indebtedness” of any Person means, at any time and without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as, created under or arising out of the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business of such Person); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) the liquidation value of all redeemable preferred stock of such Person; (vi) all obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such Person has assumed or become liable for such obligation).

“Indenture Deed” means that certain First Priority Security Assignment, dated as of May 31, 2012, by and between Seller and the Agent.

“Indenture Documents” means the Indenture, the Indenture Notes, the Intercreditor Agreement (as defined in the Indenture Deed), the Pledge and Security Agreement (as defined in the Indenture Deed), the Indenture Deed, the other Security Documents (as defined in the Deed) and any other agreement or instrument executed pursuant to the terms of the Indenture.

“Indenture Notes” means the 12% First Priority Notes due in 2018 (together with any additional notes) issued under the Indenture.

“Intercompany Note” means the intercompany note issued pursuant to the Intercompany Note Agreement.

“Intercompany Note Agreement” means that certain Inter-Company Loan Agreement, dated May 31, 2012, by and between Seller, as lender, and EEUK, as borrower.

“Intercompany Note Documents” means the Intercompany Note, the Intercompany Note Agreement and the Subordination Agreement.

“IRS” means the United States Internal Revenue Service.

“Law” means any federal, state, local, municipal, foreign or international, multinational or other law, statute, constitution, treaty, principle of common law, ordinance, code, policy, decree, determination, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, applied, implemented or otherwise put into effect by or under the authority of any Governmental Body (including the Bankruptcy Code).

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any proceedings by or before a Governmental Body.

“Liability” means any debt, loss, damage, adverse claim, liability, duty, responsibility, assessment, cost, expense, expenditure, fee, penalty, fine, contribution, premium or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, regardless of when sustained, incurred or asserted or when the relevant events occurred or circumstances existed, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto.

“Lien” means any lien, mechanics lien, pledge, mortgage, deed of trust, assignment, security interest, claim, encumbrance, lease, charge, hypothecation, option, right of first refusal, easement, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or encumbrance of any kind or nature whatsoever in respect of any property or asset, including any of the foregoing created by, arising under, or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of a financing statement naming the owner of the property or asset as to which such lien relates as the debtor under the Uniform Commercial Code or any comparable Law in any other jurisdiction.

“Material Adverse Effect” means any change, event, development, condition, occurrence or effect that (i) has a materially adverse effect on the operations, assets, liabilities or condition (financial or otherwise) of the Business or (ii) would materially impair or delay the ability of Seller to consummate the transactions contemplated hereby, provided, however, that none of the following, in and of themselves, shall constitute or be taken into account in determining whether there has been or is a Material Adverse Effect: (A) any change in the economy or securities or financial markets in general in the United States or internationally; (B) any change that generally affects the industry in which the Business operates; (C) any earthquakes, armed hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (D) the effect of any changes in applicable Laws or accounting rules; or (E) the effects of the filing of the Bankruptcy Cases or their administration; provided, however, that such matters in the case of clauses (A), (B), (C) and (D) shall be taken into account in determining whether there has been or is a Material Adverse Effect to the extent of any disproportionate impact on the operations, assets (including the Purchased Assets), liabilities or condition (financial or otherwise) of the Business (taken as a whole) relative to other similarly situated Persons.

“Noteholders” means the holders of the Indenture Notes.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Business consistent with past practice.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Plan” means that certain joint chapter 11 plan of reorganization, styled In re Endeavour Operating Corporation, et al., Case No. 14-12308 (KJC) previously filed in the Bankruptcy Court, including the Plan Supplement (as defined in the Plan) and any exhibits thereto.

“Priority Noteholders” means Apollo Capital Management, L.P. (“Apollo”), Aristeia Capital, LLC (“Aristeia”) and Avenue Investments, L.P. (“Avenue”).

“Purchaser” means the entity or entities designated as the “Purchaser” in the Purchaser Assignment pursuant to the terms thereof and the Settlement Agreement.

“Representatives” means, with respect to any Person, the officers, directors, employees, members, managers, partners, investment bankers, attorneys, accountants, consultants or other advisors, agents or representatives of such Person, when acting in such capacity on behalf of such Person.

“Restructuring Support Agreement” has the meaning ascribed to such term pursuant to the Plan.

“Sale Order” means interim and final order or orders of the Bankruptcy Court approving this Agreement and all of the terms and conditions hereof, and approving and authorizing Seller to consummate the transactions contemplated hereby, substantially in the form attached hereto as Exhibit E; provided, however, that if this Agreement is terminated by the Agent pursuant to Section 5.1 at any time prior to the entry of the Sale Order by the Bankruptcy Court, then the Sale Order shall only include approval of those terms and conditions of this Agreement which survive such termination pursuant to Section 5.3; and provided, further, that the Sale Order may include such changes as are (i) if such changes are not material or adverse to the Agent or the Priority Noteholders, reasonably acceptable to the Agent, subject and pursuant to the Direction Letter, and Seller, or (ii) if such changes are material or adverse to the Agent or the Priority Noteholders, acceptable to the Agent, subject and pursuant to the Direction Letter, and Seller.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller-EEUK Services Agreement” means that certain Services Agreement, dated as of January 1, 2014, by and between Seller and EEUK.

“Subordination Agreement” means that certain Subordination Agreement, dated as of September 30, 2014, by and among Seller, EIH, Endeavour Energy Luxembourg S.a.r.l., EEUK and Credit Suisse AG, as administrative and collateral agent under the Credit Agreement (as defined in the Subordination Agreement).

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly.

“Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any Liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee or successor Liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax.

“Tax Return” means any return, report or statement filed or required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, any of its Subsidiaries, or any of their Affiliates.

1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Additional Taxes	11.5
Additional Wind Down Payment	9.6	(b)
Agent	Preamble
Agreement	Preamble
Apollo	1.1 Definition of “Priority Noteholders”
Aristeia	1.1 Definition of “Priority Noteholders”
Asset Acquisition Statement	11.3
Avenue	1.1 Definition of “Priority Noteholders”
Bankruptcy Cases	Recitals
Carve-Out Modification Motion	9.10
Cash Portion	3.1(a)(ii)
Claims	9.7
Closing	4.1
Closing Date	4.1
Colorado Sale Transaction	9.5	(a)
Credit Bid	Recitals
Direction Letter	9.9
EIC	Preamble
Encumbered Purchased Assets	Recitals
Indenture	Recitals
Outside Date	5.1	(c)
Non-Party Person	12.12	(a)
Noteholders’ Asset Sale Proceeds	9.5	(b)
Petition Date	Recitals
Potential Purchaser	8.2	(b)
Purchased Assets	2.1
Purchase Price	3.1	(a)
Purchaser Assignment	12.11	(b)
Purchaser Documents	7.2
Released Parties	9.7
Seller	Preamble
Seller Documents	6.2
Seller Representatives	8.2	(a)
Settlement Agreement	Recitals
Subject Entities	9.7
Structured Dismissal Motion	9.8
Termination Date	5.1	(b)
Transfer Taxes	11.2
U.S. Sale Transaction	9.5
Wind Down Account	9.5	(b)
Wind Down Budget	9.6	(a)
Wind Down Cap	9.6	(b)
Wind Down Expenses	9.6	(a)
Wind Down Payment Shortfall	9.6	(b)

1.3 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to $ or dollars shall mean U.S. dollars.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article, as applicable, of this Agreement unless otherwise specified.

Herein. The words such as “herein” “hereinafter” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, and to the extent permitted under section 363 of the Bankruptcy Code after giving effect to the Bid Procedures Order and the Sale Order, at the Closing, the Agent, subject and pursuant to the Direction Letter, shall cause Purchaser (or its designees) to purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser (or its designees), all of Seller’s right, title and interest in, to and under the Purchased Assets, free and clear of all Liens pursuant to section 363 of the Bankruptcy Code. “Purchased Assets” shall mean the EIH Equity and the Intercompany Note Documents.

ARTICLE III
CONSIDERATION

3.1 Consideration.

(a) The purchase price payable to Seller for the Purchased Assets (the “Purchase Price”) shall be:

(i) with respect to the Encumbered Purchased Assets, the Credit Bid of $1.00, representing a portion of the Noteholders’ First Lien Indebtedness; plus

(ii) with respect to the 35% of the EIH Equity that does not constitute Encumbered Purchased Assets, an amount in cash equal to $1.00 (the “Cash Portion”).

(b) In accordance with Section 3.1(a)(i), the Agent, subject and pursuant to the Direction Letter, shall satisfy the Purchase Price at the Closing as to the amount of the Credit Bid by releasing, and causing the Noteholders to release, Seller from the First Lien Indebtedness under or with respect to the Indenture Documents and any other documents or agreements entered into in connection therewith in an aggregate amount up to the Credit Bid.

(c) On the Closing Date, the Agent, subject and pursuant to the Direction Letter, shall cause Purchaser to pay to Seller or Seller’s designee cash, in immediately available funds to an account designated by Seller at least two (2) Business Days prior to the Closing Date, in an amount equal to the Cash Portion in accordance with Section 3.1(a)(ii).

ARTICLE IV
CLOSING

4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Article X (or the waiver thereof by each party required to waive such condition pursuant to Section 12.6), the closing of the purchase and sale of the Purchased Assets provided for in Article II (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate in writing) at 10:00 a.m. (New York City time) on the second Business Day after satisfaction or waiver of the conditions set forth in Article X (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), unless another time or date, or both, are agreed to in writing by Seller and the Agent, subject and pursuant to the Direction Letter. The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date.” Unless otherwise agreed by the parties in writing, the Closing shall be deemed effective and all right, title and interest of Seller to be acquired by Purchaser hereunder shall be considered to have passed to Purchaser as of 12:01 a.m. (New York City time) on the Closing Date.

4.2 Deliveries by Seller. At the Closing, EIC and Seller shall deliver, or cause to be delivered, to the Agent and Purchaser:

(a) the Assignment and Assumption Agreement duly executed by Seller with respect to the EIH Equity substantially in the form of Exhibit A hereto;

(b) the Assignment and Assumption Agreement duly executed by Seller with respect to the Intercompany Note Documents substantially in the form of Exhibit B hereto;

(c) a Dutch Notarial Deed duly executed by Seller with respect to the transfer of the EIH Equity to Purchaser in form and substance reasonably acceptable to the Agent, subject and pursuant to the Direction Letter, and Seller;

(d) a release letter duly executed by Seller authorizing the release of the Agent’s Lien on the EIH Equity and the Intercompany Note in form and substance reasonably acceptable to the Agent, subject and pursuant to the Direction Letter, and Seller;

(e) an amendment to the Seller-EEUK Services Agreement substantially in the form attached hereto as Exhibit C (provided that EIC and Seller shall in good faith consider any modifications to such form proposed by the Agent or Purchaser and shall not unreasonably withhold, condition or delay their consent to any such modifications to the extent such modifications constitute a reduction in services to be provided), duly executed by each of Seller and EEUK;

(f) an amendment to the EIC-EEUK Services Agreement substantially in the form attached hereto as Exhibit D (provided that Seller shall in good faith consider any modifications to such form proposed by the Agent or Purchaser and shall not unreasonably withhold, condition or delay their consent to any such modifications to the extent such modifications constitute a reduction in services to be provided), duly executed by each of EIC and EEUK;

(g) a certified copy of the Sale Order as entered by the Bankruptcy Court on the docket of the Bankruptcy Cases;

(h) resignation letters, effective as of the Closing Date, in form and substance reasonably satisfactory to the Agent, subject and pursuant to the Direction Letter, of each director of EIH and each of its Subsidiaries;

(i) the officer’s certificate required to be delivered pursuant to Section 10.1(a) and Section 10.1(b);

(j) an affidavit of non-foreign status from Seller that complies with section 1445 of the Code;

(k) a cash payment of the Agent’s fees and expenses in its capacity as indenture trustee and collateral agent under the Indenture plus an additional $20,000 to be held as security against future fees and expenses incurred by the Agent; and

(l) such other instruments, discharges, pay-off letters, closing certificates, and other documents as Agent or Purchaser may reasonably request in order to effectuate the Credit Bid and the consummation of the transactions contemplated hereby.

4.3 Deliveries by the Agent and Purchaser. At the Closing, the Agent, subject and pursuant to the Direction Letter, shall cause Purchaser to deliver to Seller:

(a) the Assignment and Assumption Agreement duly executed by Purchaser with respect to the EIH Equity substantially in the form of Exhibit A hereto;

(b) the Assignment and Assumption Agreement duly executed by Purchaser with respect to the Intercompany Note Documents substantially in the form of Exhibit B hereto;

(c) a Dutch Notarial Deed duly executed by Purchaser with respect to the transfer of the EIH Equity to Purchaser in form and substance reasonably acceptable to the Agent, subject and pursuant to the Direction Letter, and Seller;

(d) a release letter duly executed by the Agent authorizing the release of the Agent’s Lien on the EIH Equity and the Intercompany Note in form and substance reasonably acceptable to the Agent, subject and pursuant to the Direction Letter, and Seller;

(e) the officer’s certificate required to be delivered pursuant to Section 10.2(a) and Section 10.2(b);

(f) the cash payment required by Section 3.1(c);

(g) the Purchaser Assignment; and

(h) such other instruments, discharges, pay-off letters, closing certificates, and other documents as Seller may reasonably request in order to effectuate the Credit Bid and the consummation of the transactions contemplated hereby.

ARTICLE V
TERMINATION

5.1 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a) by mutual written consent of Seller and the Agent;

(b) by the Agent, subject and pursuant to the Direction Letter, or Seller, if the Closing shall not have occurred by the close of business on the date that is eighteen (18) days following the entry of the Sale Order on a final basis by the Bankruptcy Court (the “Termination Date”); provided, however, that if the Closing shall not have occurred on or before the Termination Date due to a material breach of any representations, warranties, covenants or agreements contained in this Agreement by a party to this Agreement, then the breaching party may not terminate this Agreement pursuant to this Section 5.1(b);

(c) by the Agent, subject and pursuant to the Direction Letter, or Seller, if the Sale Order has not been entered on a final basis by the Bankruptcy Court on the docket of the Bankruptcy Cases on or before October 16, 2015 (the “Outside Date”);

(d) by the Agent, subject and pursuant to the Direction Letter, if there shall be a breach by Seller of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Sections 10.1(a) or (b) and which breach cannot be cured or has not been cured by the earlier of (i) ten (10) Business Days after the receipt of written notice by Seller from the Agent of such breach and (ii) the Termination Date, so long as such action was taken at the express direction of the Agent Designees and is in form and substance satisfactory to the Agent, subject and pursuant to the Direction Letter;

(e) by Seller, if there shall be a breach by the Agent of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Sections 10.2(a) or (b) and which breach cannot be cured or has not been cured by the earlier of (i) ten (10) Business Days after the giving of written notice by Seller to the Agent of such breach and (ii) the Termination Date;

(f) by the Agent, subject and pursuant to the Direction Letter, or Seller if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(g) by Seller, prior to the entry of the Sale Order by the Bankruptcy Court, if Seller enters into an agreement to consummate an Alternative Transaction with a Person (or group of Persons) other than the Agent, pursuant to the terms of the Bid Procedures Order and without having violated Section 8.2 hereof, so long as (1) the board of directors of Seller has determined, in consultation with outside counsel, that such action is required to comply with the fiduciary duties of Seller’s directors under applicable Law and (2) Seller has notified the Agent in writing of its intent to terminate this Agreement pursuant to this Section 5.1(g) at least three (3) Business Days prior to such termination;

(h) by the Agent, subject and pursuant to the Direction Letter, if Seller consummates or enters into an agreement to consummate, or the Bankruptcy Court approves, any Alternative Transaction;

(i) by the Agent, subject and pursuant to the Direction Letter, if any action taken by (or inaction of) EIH, Seller or any of their Subsidiaries both (i) is the result of an action taken by the Lenders (as defined in the EEUK Credit Agreement) pursuant to the EEUK Credit Agreement and (ii) would result in a breach of Section 9.1 but for the operation of clause (iv) thereof; and

(j) automatically, upon termination of the Settlement Agreement.

5.2 Procedure Upon Termination. In the event of termination and abandonment by the Agent, Purchaser and/or Seller, pursuant to Section 5.1 hereof, written notice thereof shall forthwith be given to the other parties, and this Agreement shall terminate, subject to Section 5.3, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by the Agent or Seller.

5.3 Effect of Termination. In the event that this Agreement is validly terminated pursuant to Section 5.1, then each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Agent, Purchaser or Seller; provided, however, that, (i) the obligations of the parties set forth in Section 9.7 and Article XII (other than Section 12.3) shall survive any such termination and shall be enforceable hereunder, (ii) subject to Section 12.11(b) and Section 12.12, nothing in this Section 5.3 shall relieve the Agent or Seller of any liability for a breach of this Agreement prior to the effective date of such termination and (iii) the obligations of the Priority Noteholders and Seller pursuant to Section 9.6, Section 9.8 and Section 9.10 shall survive any termination pursuant to Section 5.1, other than a termination pursuant to (A) Section 5.1(d), (B) Section 5.1(g), (C) Section 5.1(h) or (D) Section 5.1(b) or Section 5.1(c) where the failure of Seller to perform any of its obligations under this Agreement shall have substantially contributed to the failure of the Closing to occur by the Termination Date or the Sale Order to be entered by the Outside Date, respectively, and be enforceable hereunder.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLER

EIC and Seller hereby, jointly and severally, represent and warrant to the Agent and Purchaser that:

6.1 Organization and Good Standing of Seller. EIC is a corporation formed under the Laws of the State of Nevada and Seller is a corporation formed under the Laws of the State of Delaware. Except as a result of the Bankruptcy Cases, each of EIC and Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

6.2 Authorization of Agreement. Subject to obtaining Bankruptcy Court approval pursuant to the Sale Order, EIC and Seller have all requisite power, authority and legal capacity to execute and deliver this Agreement and each of EIC and Seller has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate contemplated by this Agreement to be executed by EIC or Seller, as applicable, in connection with the consummation of the transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of EIC and Seller, as applicable, in each case, subject to the entry of the Sale Order. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by EIC and Seller, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) following the approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court pursuant to the Sale Order, this Agreement, constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of EIC and Seller (to the extent party thereto) in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity).

6.3 Organization and Good Standing of EIH; Capitalization of EIH.

(a) EIH is a limited company formed under the Laws of the Netherlands, and is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite power and authority to own, lease and operate its properties and to carry on the Business. EIH is duly qualified or authorized to do business, and is in good standing, under the Laws of each jurisdiction in which such qualification or authorization is required of EIH, except where the failure to be so qualified, authorized or in good standing would not, and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(b) The EIH Equity owned of record by Seller constitutes all of the outstanding Equity Securities of EIH, and upon the Closing, subject to entry of the Sale Order, Purchaser will acquire good, valid and marketable title to all of the EIH Equity, free and clear of any Liens, other than Liens (i) in favor of the Agent in its capacity as trustee and collateral agent under the Indenture Documents and (ii) created pursuant to applicable securities Laws. All the EIH Equity has been duly authorized and validly issued and was not issued in violation of any preemptive rights, preferential rights of subscription or purchase or similar rights of any Person.

(c) Each Subsidiary of EIH is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing (in jurisdictions where such concept is recognized) under the Laws of the jurisdiction of its organization and has the requisite corporate, partnership, limited liability company or other similarly applicable power and authority to carry on its business as it is now being conducted. Subject only to the Liens under the EEUK Credit Agreement in favor the lenders thereunder, EIH owns, either directly or indirectly through one or more Subsidiaries, all of the share capital or other equity interests of each of its Subsidiaries free and clear of any and all Liens.

(d) (i) There are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued share capital or other equity interests of EIH or any of its Subsidiaries, or any Commitments relating to issued or unissued share capital or other equity interests of EIH or any of its Subsidiaries or pursuant to which EIH or any of its Subsidiaries is or may become bound to issue or grant additional shares of its share capital or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights; (ii) there are no outstanding contractual obligations of EIH or any of its Subsidiaries that now obligate or in the future could obligate any of them to issue, repurchase, redeem or otherwise acquire any shares of capital stock of EIH or any of its Subsidiaries or that constitute “phantom stock,” “stock appreciation rights” or similar arrangements or commitments with respect to EIH or any of its Subsidiaries; (iii) none of EIH or any of its Subsidiaries has agreed to register any such securities under the Securities Act or under any state securities Law or granted registration rights to any Person or entity; and (iv) other than in the case of the Subsidiaries of EIH, as provided by the Security Documents (as defined in the EEUK Credit Agreement), there are no voting trusts, shareholders agreements, proxies or other Commitments in effect to which EIH or any of its Subsidiaries is a party or of which it has knowledge with respect to the voting or transfer of any of the outstanding shares of capital stock of EIH or any of its Subsidiaries.

(e) Except for any Subsidiaries of EIH, all of which are set forth on Schedule 6.3(e), EIH does not own, directly or indirectly, any equity securities, ownership interests or voting securities interest in any corporation, limited liability company or partnership which is material to EIH and its Subsidiaries taken as a whole.

6.4 Title to Intercompany Note Documents. Seller is the sole Lender (as defined in the Intercompany Note Agreement) and has not assigned, conveyed or otherwise transferred the Intercompany Note Documents to any Person and, subject to the entry of the Sale Order, has full power and authority to deliver the Intercompany Note Documents to Purchaser at the Closing, free and clear of any Liens, other than Liens in favor of the Agent in its capacity as trustee and collateral agent under the Indenture Documents, and the obligations under the Intercompany Note Documents are not subordinated to any Indebtedness other than the obligations under the EEUK Credit Agreement pursuant to the Subordination Agreement.

6.5 Conflicts; Consents of Third Parties.

(a) Except as a result of the Bankruptcy Cases and except that no representation is given in this Section 6.5 with respect to the EEUK Credit Agreement, none of the execution and delivery by EIC or Seller of this Agreement or any Seller Document, the consummation of the transactions contemplated hereby or thereby, or compliance by EIC or Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or give rise to any obligation of EIC, Seller, EIH or any of their Subsidiaries to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of or loss of any rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of EIC, Seller, EIH or any of their Subsidiaries under any provision of (i) the organizational documents of EIC, Seller, EIH or any of their Subsidiaries; (ii) subject to entry of the Sale Order, any Commitment or Permit to which EIC, Seller, EIH or any of their Subsidiaries is a party or by which any of the properties or assets of EIC, Seller, EIH or any of their Subsidiaries are bound; (iii) subject to entry of the Sale Order, any Order of any court, Governmental Body or arbitrator applicable to EIC, Seller, EIH or any of their Subsidiaries or any of the properties or assets of EIC, Seller, EIH or any of their Subsidiaries as of the date hereof; or (iv) subject to entry of the Sale Order, any applicable Law, in respect of clauses (i) through (iv), in the case of EIC and Seller, except as would not reasonably be expected to have a material adverse effect on the ability of EIC and Seller to consummate the transactions contemplated by this Agreement, and in the case of EIH except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(b) Other than in connection with entry of the Sale Order, except that no representation is given in this Section 6.5 with respect to the EEUK Credit Agreement, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of EIC, Seller, EIH or any of their Subsidiaries in connection with the execution and delivery of this Agreement or the Seller Documents, the compliance by EIC, Seller, EIH or any of their Subsidiaries with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking by EIC, Seller, EIH or any of their Subsidiaries of any other action contemplated hereby, except as would not reasonably be expected to have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement, and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

6.6 Affiliate Interests. There are no Commitments between EIC, Seller and any of their Subsidiaries or Affiliates (other than EIH and its wholly-owned Subsidiaries), on the one hand, and EIH and any of its wholly-owned Subsidiaries, on the other, other than (a) the EIC-EEUK Services Agreement, (b) the Seller-EEUK Services Agreement, (c) the Intercompany Note and (d) that certain open account indebtedness between EIC, Seller and EEUK that will be cancelled and released in full effective as of the Closing pursuant to Section 9.7.

6.7 Wind Down Budget. The Wind Down Budget sets forth a good-faith estimate of the projected Wind Down Expenses, which Wind Down Budget: (a) is limited to, and does not include any costs or expenses other than, administrative costs and expenses of the Bankruptcy Cases and any subsequent dissolution of the debtor companies subject to the Bankruptcy Cases and matters related thereto, and (b) sets forth the total estimate of the projected amount of such costs and expenses, together with a projected timeline for the incurrence and required payment of such costs and expenses.

6.8 Taxes. EIC and Seller have not been required to include any amounts in gross income with respect to EIH pursuant to Section 951 of the Code for taxable years ending in 2012, 2013 and 2014. To the Seller’s knowledge, EIC or Seller would not be required to include any amounts in gross income for the current taxable year with respect to EIH pursuant to Section 951 of the Code if the taxable year of EIH were deemed to end on the Closing Date, but not taking into account any activities or income of EIH on such date but after the Closing.

6.9 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE VI, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE CONDITION OF THE PURCHASED ASSETS, EIH, ITS SUBSIDIARIES, THE BUSINESS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE SELLER DOCUMENTS. IN FURTHERANCE OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY, AND THE AGENT ACKNOWLEDGES THAT SELLER MAKES NO, REPRESENTATION OR WARRANTY REGARDING THE EEUK CREDIT AGREEMENT, INCLUDING WHETHER THERE EXIST ANY PENDING DEFAULTS UNDER THE EEUK CREDIT AGREEMENT, WHETHER THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WILL CAUSE A DEFAULT UNDER THE EEUK CREDIT AGREEMENT, OR WHETHER THE DISMISSAL OF THE BANKRUPTCY CASES, AS CONTEMPLATED BY SECTION 9.8, WILL CAUSE A DEFAULT UNDER THE EEUK CREDIT AGREEMENT.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE AGENT

The Agent hereby represents and warrants to Seller that:

7.1 Organization and Good Standing. The Agent is a National Association, and is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

7.2 Authorization of Agreement. The Agent has full power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by the Agent in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Agent of this Agreement and each Purchaser Document to which it is a party has been, or as of the Closing will be, duly authorized by all necessary action on behalf of the Agent. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Agent and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered by the Agent will constitute, legal, valid and binding obligations of the Agent, enforceable against the Agent in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity). The Agent is authorized to act in reliance on the Direction Letter and on behalf of the Noteholders as trustee and collateral agent under the Indenture Documents as contemplated by this Agreement.

7.3 Conflicts; Consents of Third Parties.

(a) Neither the execution and delivery by the Agent of this Agreement or of any Purchaser Documents, nor the compliance by the Agent with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation (or similar formation document) or by-laws (or similar governance document) of the Agent, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Agent is a party or by which the Agent, or its respective properties or assets are bound or (iii) violate any statute, rule, regulation or Order by which the Agent, is bound, except for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of the Agent to consummate the transactions contemplated by this Agreement.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Agent in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by the Agent with any of the provisions hereof or thereof.

7.4 No Other Representations or Warranties; Purchaser Documents. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE VII, THE AGENT EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, WITH RESPECT TO ANY OTHER INFORMATION PROVIDED TO SELLER BY OR ON BEHALF OF THE AGENT IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE VIII
BANKRUPTCY COURT MATTERS

8.1 Bankruptcy Court Approval. Seller shall use its commercially reasonable efforts to obtain entry by the Bankruptcy Court of the Sale Order on the docket of the Bankruptcy Cases no later than the Outside Date.

8.2 No Solicitation.

(a) Seller shall not, and shall cause its Affiliates not to, and shall use its reasonable efforts to cause its and their officers, directors, managers, employees, investment bankers, attorneys and other advisors, agents and representatives (collectively, “Seller Representatives”) not to, solicit or otherwise proactively encourage any Person with respect to the submission of an Alternative Transaction. Seller shall immediately cease any discussions or negotiations with any Person with respect to an Alternative Transaction or potential Alternative Transaction. In the event that Seller receives a proposal for an Alternative Transaction, Seller shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the Agent in writing of the details of such Alternative Transaction and the identity of the entity submitting the Alternative Transaction and, to the extent known by Seller, the principals who are backing such entity. In the event that Seller receives a proposal for an Alternative Transaction without violation of this Section 8.2(a), Seller may act in accordance with Section 8.2(b).

(b) Until the entry of the Sale Order by the Bankruptcy Court, Seller may, directly or indirectly through the Seller Representatives, (i) engage in discussions and negotiations regarding any proposal for Alternative Transaction received by Seller without violation of Section 8.2(a) with any third party (a “Potential Purchaser”) and any Potential Purchaser’s Representatives in accordance with or as otherwise permitted under the Bid Procedures Order in connection with such Alternative Transaction; provided that Seller shall promptly (within one (1) Business Day) keep the Agent reasonably informed on a current basis of any material change to the terms of such proposal, and (ii) furnish to any Potential Purchaser who has signed a confidentiality agreement and its Representatives that has made a request therefor, public or non-public information relating to the Purchased Assets and afford to any such Potential Purchaser access to any properties, assets, books, records or business of Seller, EIH or any of their respective Subsidiaries; provided that Potential Purchasers who have signed a confidentiality agreement prior to the date of this Agreement shall not be required to sign another confidentiality agreement after the date hereof as a condition to receiving any such non-public information.

ARTICLE IX
COVENANTS

9.1 Conduct of the Business Pending the Closing. Except as (i) otherwise expressly contemplated by this Agreement, (ii) in connection with the prosecution of the Bankruptcy Cases, (iii) with the prior written consent of the Agent, (iv) resulting from any action taken by the Lenders (as defined in the EEUK Credit Agreement) pursuant to the EEUK Credit Agreement or (v) as required by Law; provided, however, that, with respect to any Order of the Bankruptcy Court as to which any of these exceptions apply, Seller did not petition, seek, request or move for such Order or authorize, support, encourage or direct any other Person to petition, seek, request or move for such Order), EIC and Seller shall, and shall cause each of their Subsidiaries, including EIH and its Subsidiaries, to, (a) conduct the Business only in the Ordinary Course of Business and (b) not, directly or indirectly, take any action, omit to take any action, or commit to take any action that would constitute, result in or give rise to a breach of or violation of the EEUK Credit Agreement (with or without notice or lapse of time, or both). Seller shall give written notice to the Agent and Purchaser after becoming aware of (i) the occurrence of any event, which would be reasonably likely to cause any condition set forth in Article X to be unsatisfied at any time from the date hereof to the Closing Date or (ii) any notice or other communication from (x) any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement or (y) any Governmental Body in connection with any of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 9.1 shall not be deemed an amendment or modification of the Schedules and shall not limit or otherwise affect the rights or remedies available hereunder to the Agent or Purchaser.

9.2 Further Assurances.

(a) Subject to Section 9.1, each of EIC and Seller and the Agent, subject to and pursuant to the Direction Letter, shall use their commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

(b) Notwithstanding anything herein to the contrary, EIC and Seller shall cause their Affiliates, including EIH and its Subsidiaries, to take all actions necessary or appropriate to (i) ensure performance of any obligations of Seller (including, prior to the Closing, with respect to EIH and its Subsidiaries) under or related to this Agreement, and (ii) consummate the transactions contemplated by this Agreement.

9.3 Preservation of Records. Purchaser agrees to preserve and keep the records held by it or its Affiliates relating to the Business for a period of seven (7) years from the Closing Date and shall make, or cause its Affiliates to make, such records and personnel available to Seller as may be reasonably requested by Seller, including in connection with, among other things, any insurance claims by, Tax Returns of, Legal Proceedings against or governmental investigations of Seller, its Affiliates or representatives or in order to enable Seller to comply with its obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event Purchaser wishes to destroy such records before or after that time, Purchaser shall first give thirty (30) days prior written notice to Seller and Seller shall have the right at its option and sole expense, upon prior written notice given to Purchaser within such thirty (30) day period, to take possession of the records within thirty (30) days after the date of such notice.

9.4 Publicity. Except for any filing with the Bankruptcy Court, none of Seller, the Agent, Purchaser or any Priority Noteholder shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld, conditioned or delayed, unless, in the sole judgment of the Agent or Seller, disclosure is otherwise required by applicable Law or by the Bankruptcy Court with respect to filings to be made with the Bankruptcy Court in connection with this Agreement, or disclosure to the Office of the United States Trustee, or by the applicable rules of any stock exchange on which the Agent or Seller or any of its Affiliates lists securities, provided that the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law or Bankruptcy Court requirement to consult with the other party with respect to the text thereof.

9.5 U.S. Sale Transactions; Treatment of Proceeds. Any and all proceeds and other consideration received from or with respect to the sale of the United States oil and gas assets, owned by EIC, Seller and/or any of their Subsidiaries (in each case, whether in one or a series of related or unrelated transactions and whether such sales are structured as a sale of equity or stock (including by way of merger) or a sale of assets, and whether directly or indirectly) (the “U.S. Sale Transaction”) shall be distributed and used solely as follows (in each case, unless otherwise agreed or directed by written instruction signed by the Agent or following the Closing the Purchaser):

(a) With respect to any and all proceeds and consideration received from a U.S. Sale Transaction involving the assets of Endeavour Colorado (such transaction, the “Colorado Sale Transaction”), (A) such proceeds and consideration shall be used to pay the reasonable out-of-pocket expenses of EIC, Seller and their Subsidiaries to the extent, and solely to the extent, incurred as a direct result of the Colorado Sale Transaction and to the extent any assets of Endeavour Colorado are sold as part of a U.S. Sale Transaction with other assets which are not assets of Endeavour Colorado, such expenses shall be allocated between the Colorado Sale Transaction and such other transactions based on the proportion that the proceeds generated by the sale of the assets of Endeavour Colorado bears to the total proceeds received in such U.S. Sale Transaction and (B) any remaining proceeds and consideration after reduction for such expenses described in clause (A) shall be distributed to the lenders under the EEUK Credit Agreement (as directed by the EEUK Agent and pro rata in accordance with each such lenders’ pro rata share of the total Indebtedness outstanding pursuant to such EEUK Credit Agreement); provided, however, that any such proceeds and consideration paid to such lenders shall reduce such lender’s respective outstanding Indebtedness under such EEUK Credit Agreement.

(b) With respect to any and all proceeds and consideration received from a U.S. Sale Transaction (excluding any proceeds and consideration to be paid or allocated pursuant to Section 9.5(a) above, including any expenses of the type to be paid pursuant to Section 9.5(a) above), (A) 47.0% of such proceeds and consideration shall be distributed to the lenders under the EEUK Credit Agreement (as directed by the EEUK Agent and pro rata in accordance with each such lenders’ pro rata share of the total Indebtedness outstanding pursuant to such EEUK Credit Agreement); provided, however, that any such proceeds and consideration paid to such lenders shall reduce such lender’s respective outstanding Indebtedness under such EEUK Credit Agreement and (B) 53.0% of such proceeds and consideration shall be deposited into a segregated Seller bank account (the “Wind Down Account”) as to which the Noteholders and the members of the Ad Hoc Group shall be granted a first priority security interest pursuant to the Sale Order (such deposited amounts, the “Noteholders’ Asset Sale Proceeds”) for distribution therefrom solely in accordance with Section 9.6.

9.6 Wind Down Payment(i) .

(a) Upon deposit of the Noteholders’ Asset Sale Proceeds into the Wind Down Account, such Noteholders’ Asset Sale Proceeds shall be used solely to fund (i) the administrative costs and expenses of the Bankruptcy Cases, (ii) any expenses incurred in connection with the subsequent dissolution of the debtor companies subject to the Bankruptcy Cases and matters related thereto, and (iii) solely in the event that the Closing has occurred, the fees and expenses, which shall not exceed $5,500,000 in the aggregate, of Houlihan Lokey Capital, Inc., Milbank, Tweed, Hadley & McCloy LLP and Morris, Nichols, Arsht & Tunnell LLP in their capacity as the Priority Noteholders’ advisors or in their capacity as special counsel to the Agent, in each case, solely with respect to those matters relating to this Agreement and the Bankruptcy Cases (collectively such costs and expenses described in clauses (i), (ii) and (iii) the “Wind Down Expenses”), in each case to be applied in accordance with the budget agreed to by Seller and the Priority Noteholders attached hereto as Exhibit F (as amended from time to time with the reasonable agreement of Seller and the Priority Noteholders, the “Wind Down Budget”). Seller shall only spend the Noteholders’ Asset Sale Proceeds in accordance with the Wind Down Budget; provided, that it is understood that the amounts set forth in the Wind Down Budget are estimates only and shall not limit the amount of Wind Down Expenses subject to this Section 9.6 in the event the actual Wind Down Expenses exceed the amounts reflected in the Wind Down Budget.

(b) At any time, and from time to time, prior to the date that is nine (9) months following the entry of the Sale Order by the Bankruptcy Court, if, pursuant to Section 9.6(a), the Noteholders’ Asset Sale Proceeds in the Wind Down Account are insufficient to satisfy the Wind Down Expenses in accordance with the Wind Down Budget (the “Wind Down Payment Shortfall”), following the Closing the Priority Noteholders shall cause EEUK to pay, in immediately available funds, to the Wind Down Account, the amount of such Wind Down Payment Shortfall (each an “Additional Wind Down Payment”); provided, however, that in no event shall the total Additional Wind Down Payments exceed, in the aggregate, $4,000,000 plus all amounts included in the Wind Down Expenses pursuant to Section 9.6(a)(iii) and Section 11.5 (the “Wind-Down Cap”). Such Additional Wind Down Payments shall only be released in accordance with the Wind Down Budget and shall be used by EIC, Seller and their Subsidiaries solely to pay the Wind Down Expenses in accordance with the Wind Down Budget.

(c) The Priority Noteholders shall cause EEUK to pay any amounts due under those certain Key Employee Retention Plan Agreements, dated on or around September 19, 2014, between EEUK and certain employees of EIC and its Subsidiaries arising on or after the Closing Date.

(d) The obligations of the Priority Noteholders under this Section 9.6 shall be several but not joint. For the avoidance of doubt, no Noteholder shall be obligated to make any payments or contributions to any Persons with respect to the Wind Down Expenses, directly or indirectly, except as expressly set forth in Sections 9.5 and 9.6.

(e) On the date that is nine (9) months following the entry of the Sale Order by the Bankruptcy Court (or at an earlier date at Seller’s election), any funds then remaining in the Wind Down Account shall be paid as follows (i) first, such funds shall be used to repay any Additional Wind Down Payments paid by EEUK and (ii) second, to the extent funds remain after such repayment of any Additional Wind Down Payments, shall be distributed to the lenders under the EEUK Credit Agreement (as directed by the EEUK Agent and pro rata in accordance with each such lenders’ pro rata share of the total Indebtedness outstanding pursuant to such EEUK Credit Agreement); provided, however, that (A) any such proceeds and consideration paid to such lenders shall reduce such lender’s respective outstanding Indebtedness under such EEUK Credit Agreement and (B) in the event that (x) the members of the Ad Hoc Group breach their obligations pursuant to the Settlement Agreement and such breach results in the termination of this Agreement and the Settlement Agreement, or (y) EIC or the Seller breaches their obligations pursuant to this Agreement or the Settlement Agreement and such breach results in the termination of this Agreement and the Settlement Agreement, then notwithstanding anything herein to the contrary (but without modifying or effecting the EEUK Credit Agreement) any funds remaining after such repayment of any Additional Wind Down Payments shall not be distributed to the lenders under the EEUK Credit Agreement pursuant to the foregoing clause (ii) but rather shall be distributed to the Noteholders as directed by the Agent pro rata in accordance with each such Noteholders’ pro rata share of the total Indebtedness outstanding pursuant to the Indenture Documents.

(f) EIC and Seller will provide to the Agent and, following the Closing, Purchaser on a timely basis all information reasonably requested by the Agent or Purchaser with regard to the nature of any Wind Down Expenses, including any further support or detail requested by the Agent or Purchaser in connection with the Wind Down Expenses, the Wind Down Budget and the timing and requirements with respect to any Additional Wind Down Payments (including any deviation from the Wind Down Budget).

9.7 Release. Effective as of the Closing, each Priority Noteholder, the Agent, EIC, and Seller (each on behalf of itself and each of its Subsidiaries and Affiliates) does hereby conclusively, absolutely, unconditionally, irrevocably and forever, release and discharge each of (a) EIH, (b) each of EIH’s Subsidiaries, and (c) each and every former and current director and officer (collectively, the “Released Parties”) of each of EIC, Seller, EIH, each of EIH’s Subsidiaries, Endeavour Colorado, END Management Company, a Delaware corporation, Endeavour Energy New Ventures, Inc., a Delaware corporation, Endeavour Energy Luxembourg S.a.r.l., an entity formed pursuant to the Laws of Luxemburg, each other Subsidiary of EIC (such aforementioned entities, collectively, the “Subject Entities”) from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of a Subject Entity, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in Law, equity or otherwise, that any such entity would have been legally entitled to assert (whether individually or collectively) (“Claims”), based on or relating to, or in any manner arising from, in whole or in part, the Subject Entities, the Subject Entities’ restructuring, the Bankruptcy Cases, the purchase, sale or rescission of the purchase or sale of any security of the Subject Entities, the subject matter of, or the transactions or events giving rise to, any claim, the business or contractual arrangements or Commitments between any Subject Entity and any Released Party, the restructuring of claims and equity interests before or during the Bankruptcy Cases, the negotiation, formulation, preparation or withdrawal of the Plan, the Restructuring Support Agreement or the termination thereof, this Agreement or related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the date hereof, and, in the event of the Closing, as of the Closing Date; provided, however that nothing in this Section 9.7 shall release any Released Party or Subject Entity from any Claims under or pursuant to (a) this Agreement, the transactions contemplated hereby (including, without limitation, the payment of Wind Down Expenses) or any instrument executed or delivered in connection herewith, (b)  the Settlement Agreement, (c) the Seller-EEUK Services Agreement, (d) the EIC-EEUK Services Agreement, (e) reimbursement of insurance premium payments or (f) any Released Party’s or any Subject Entity’s gross negligence, willful misconduct or fraud as determined by a judgment of a court that is binding upon such Released Party or Subject Entity, as applicable, final, and not subject to review on appeal.

9.8 Agreement Regarding Bankruptcy Cases. The Agent, subject and pursuant to the Direction Letter, and Priority Noteholders shall support any motion that is consistent with the terms of this Agreement or is otherwise reasonably acceptable to the Priority Noteholders and filed by any of the Subject Entities that are debtors in the Bankruptcy Cases with the Bankruptcy Court seeking to dismiss the Bankruptcy Cases pursuant to section 305, 1112 or other applicable section of the Bankruptcy Code (the “Structured Dismissal Motion”) and the applicable relief to be requested in such motion, including authority for EIC to dissolve under state law without shareholder approval. The Agent, subject and pursuant to the Direction Letter, and Priority Noteholders shall not oppose, object to, or otherwise cause or support any other party to oppose or object to, the Structured Dismissal Motion and the applicable relief to be requested therein. Seller shall not cause the dismissal of the Bankruptcy Cases to be authorized pursuant to the Structured Dismissal Motion to occur prior to the earlier to occur of (x) the termination of this Agreement and (y) the Closing Date.

9.9 Credit Bid Direction. The Priority Noteholders, as beneficial holders, or investment advisors or managers for the account of beneficial holders, of a majority in principal amount of the outstanding Indenture Notes delivered to the Agent a direction and indemnification letter, in form and substance satisfactory to the Agent, to, among other things, enter into this Agreement and consummate the transactions contemplated hereby, including the Credit Bid (the “Direction Letter”). The Priority Noteholders have provided a true and complete copy of the Direction Letter to Seller prior to the date hereof. The Priority Noteholders agree that the Direction Letter shall not be amended, modified, waived or terminated, in whole or in part, in any manner that is adverse to the Seller without the prior written consent of Seller, not to be unreasonably withheld or delayed.

9.10 Carve-Out Modification. The Agent, subject and pursuant to the Direction Letter, and Priority Noteholders hereby consent to the modification of, and shall support any motion that is consistent with the terms of this Agreement or is otherwise reasonably acceptable to the Priority Noteholders and filed by any of the Subject Entities that are debtors in the Bankruptcy Cases with the Bankruptcy Court seeking Bankruptcy Court authority to modify, section 8 of that certain stipulated adequate protection order entered by the Bankruptcy Court on November 10, 2014 at Docket Index No. 166 to include within the term “Carve-Out” (as defined in such stipulated order) any and all administrative expense claims incurred under section 503(b) of the Bankruptcy Code by any of such Subject Entities (the “Carve-Out Modification Motion”). The Agent, subject and pursuant to the Direction Letter, and Priority Noteholders shall not oppose, object to, or otherwise cause or support any other party to oppose or object to, the Carve-Out Modification Motion and relief to be requested therein.

9.11 Access to Information. Seller and the Agent, subject and pursuant to the Direction Letter, agree that prior to the Closing Date, the Agent shall be entitled, on behalf of the Noteholders and through its and their officers, employees and Representatives, to make such investigation of the Business and the Purchased Assets and such examination of the books and records related to the Business and the Purchased Assets as it reasonably requests and to make extracts and copies of such books and records. Seller shall each cause its Affiliates and its and their respective officers, employees, consultants, agents, accountants, attorneys and other Representatives to reasonably cooperate with the Agent and Noteholders and their Representatives in connection with such investigation and examination. Any information, documents, books, records, copies and extracts provided to the Agent and its Representatives pursuant to this Section 9.11 shall be subject to, and treated in accordance with the terms of, that certain Confidentiality Agreement, dated October 29, 2014, between the Agent and EIC.

ARTICLE X
CONDITIONS TO CLOSING

10.1 Conditions Precedent to Obligations of the Agent and Purchaser. The obligation of the Agent to cause Purchaser to consummate the transactions contemplated by this Agreement is subject to the Direction Letter and fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by the Agent, subject and pursuant to the Direction Letter, in whole or in part to the extent permitted by applicable Law and this Agreement):

(a) each of the representations and warranties of EIC and Seller set forth in this Agreement qualified by reference to materiality or Material Adverse Effect is and shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and Purchaser shall have received a certificate signed by an authorized officer of Seller (in form and substance reasonably satisfactory to Purchaser), dated the Closing Date, to such effect;

(b) each of EIC and Seller shall have performed and complied in all material respects with all obligations, covenants and agreements required in this Agreement to be performed or complied with by it at or prior to the Closing, and Purchaser shall have received a certificate signed by an authorized officer of EIC and Seller in form and substance reasonably satisfactory to Purchaser), dated as of the Closing Date, to such effect;

(c) there shall not be in effect or exist any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of or imposing material modifications on the transactions contemplated hereby;

(d) the Agent shall have received the Seller deliverables pursuant to Section 4.2;

(e) the Sale Order, together with any other order of the Bankruptcy Court required to consummate the transactions contemplated hereby, shall have been entered by the Bankruptcy Court on the docket of the Bankruptcy Cases and such order shall not be subject to a stay of execution nor shall it have been modified, amended, dissolved, revoked or rescinded without the Agent’s consent; and

(f) each of the Settlement Agreement and, simultaneously with the Closing, the Amendment to the EEUK Credit Agreement shall be in full force and effect and no breach or default shall have occurred thereunder (whether with or without notice, lapse of time, or both).

10.2 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law and this Agreement):

(a) each of the representations and warranties of the Agent and Purchaser set forth in this Agreement qualified by reference to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and Seller shall have received a certificate signed by an authorized officer of the Agent and Purchaser, dated the Closing Date, to such effect;

(b) the Agent shall, and, subject and pursuant to the Direction Letter, shall cause Purchaser to, have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by the Agent or Purchaser on or prior to the Closing Date and Seller shall have received a certificate signed by an authorized officer of Purchaser (in form and substance reasonably satisfactory to Seller), dated the Closing Date, to such effect and copies of such corporate resolutions and other documents evidencing the performance thereof as Seller may reasonably request;

(c) there shall not be in effect or exist any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of or imposing material modifications on the transactions contemplated hereby;

(d) Seller shall have received the Agent and Purchaser deliverables pursuant to Section 4.3;

(e) the Sale Order, together with any other order of the Bankruptcy Court required to consummate the transactions contemplated hereby, shall have been entered by the Bankruptcy Court on the docket of the Bankruptcy Cases and such order shall not be subject to a stay of execution nor shall it have been modified, amended, dissolved, revoked or rescinded without Seller’s consent; and

(f) effective as of the Closing Date, Purchaser shall have appointed new directors of EIH and each of its Subsidiaries.

10.3 Frustration of Closing Conditions. None of Seller, the Agent or Purchaser may rely on the failure of any condition set forth in Sections 10.1 or 10.2, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement.

ARTICLE XI
TAXES

11.1 Tax Returns and Payments. Seller shall cause to be prepared and filed all Tax Returns for EIH and its Subsidiaries that are required to be filed on or prior to the Closing Date. Purchaser shall cause to be prepared and filed all Tax Returns for EIH and its Subsidiaries that are required to be filed after the Closing Date; provided, that any such Tax Return(s) that reflect any period (or portion thereof) ending on or before the Closing Date Purchaser, such Tax Return(s) shall be prepared in accordance with past custom and practice and Purchaser shall provide Seller with copies of drafts of such Tax Returns at least ten (10) days before the due date for such Tax Returns and shall incorporate all comments reasonably requested by Seller.

11.2 Transfer Taxes. Purchaser shall (a) be responsible for (and shall indemnify and hold Seller harmless against) any and all Liabilities for any sales, use, ad valorem, stamp, documentary, filing, recording, transfer, real estate transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to Tax or additional amount imposed) as levied by any Taxing Authority solely in connection with the transactions contemplated by this Agreement and related to the Purchased Assets and not exempted under the Sale Order (collectively, “Transfer Taxes”), regardless of the Person such Transfer Taxes under applicable Law and (b) timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to Transfer Taxes. The parties will reasonably cooperate to minimize any Transfer Taxes, including with respect to delivery location.

11.3 Purchase Price Allocation. Seller, the Agent (subject and pursuant to the Direction Letter) and Purchaser agree that the Purchase Price (as adjusted pursuant to the terms of this Agreement) shall be allocated among the Purchased Assets as mutually agreed by the Seller and the Agent prior to the Closing (the “Asset Acquisition Statement”) and all Tax Returns filed by Purchaser, EIC and Seller, or their Subsidiaries, shall be prepared consistently with such allocation; provided, that (a) Purchaser’s reported cost for the Purchased Assets may be greater than the Purchase Price to reflect Purchaser’s acquisition costs not included in the total amount so allocated, and (b) Seller’s reported amount realized may be less than the Purchase Price to reflect Seller’s costs that reduce the amount realized. For UK and US tax and accounting purposes, the parties agree to cooperate to determine the fair market value of the Purchased Assets, which the parties acknowledge may exceed the Purchase Price paid for the Purchased Assets.

11.4 Cooperation on Tax Matters. Purchaser and Seller shall furnish or cause to be furnished to each other, at the expense of the requesting party, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets as is reasonably necessary for the preparation and filing of any Tax Return, election, claim for refund or other required or optional filings relating to Tax matters (including the claim by Purchaser of any business tax credits or incentives for which Purchaser may qualify in any of the jurisdictions in which any of the Purchased Assets are located), for the preparation for any Tax audit by any Taxing Authority, for the preparation for any Tax protest, or for the prosecution or defense of any suit, claim or other proceeding relating to Tax matters.

11.5 Subpart F Adjustment. Any and all Liabilities for Taxes that Seller and EIC incur following Closing in respect of the taxable year that includes the Closing that Seller and EIC would not have incurred had EIH’s taxable year ended on the Closing Date shall constitute Wind Down Expenses (the “Additional Taxes”) and the Additional Taxes shall be deemed added to the Wind Down Budget, and the Wind Down Cap shall be increased by the amount of the Additional Taxes, provided that the foregoing shall not apply with respect to any Liabilities for Taxes resulting from actions taken by or on behalf of EIC or the Seller following the Closing.

ARTICLE XII
MISCELLANEOUS

12.1 No Survival of Representations and Warranties. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder and none of the parties shall have any Liability to each other after the Closing for any breach thereof. The parties hereto agree that the covenants contained in this Agreement to be performed at or after the Closing shall survive the Closing hereunder, and, subject to Section 12.12, each party hereto shall be liable to the other after the Closing for any breach thereof.

12.2 Expenses. Subject to Seller’s and the Noteholders’ obligations in the Indenture Documents and the Priority Noteholders’ obligations in the Direction Letter, each of Seller, the Agent, Purchaser and the Priority Noteholders shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

12.3 Specific Performance. The parties acknowledge and agree that the breach of Article IX of this Agreement may cause irreparable damage to the other parties and that the non-breaching party may not have an adequate remedy at Law. Therefore, in a breach by a party of its obligations under Article IX of this Agreement, the non-breaching may be entitled to seek specific performance or appropriate injunctive relief in any court of competent jurisdiction. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. For the avoidance of doubt, no party shall be entitled to specific performance or injunctive relief for a breach of any provision of this Agreement other than a provision in Article IX.

12.4 Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in the Bankruptcy Court; provided, however, that in the event the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction with respect to any matter provided for in this sentence or is without jurisdiction, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal or state courts located in the Borough of Manhattan in the City of New York with respect to such matter. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 12.8.

12.5 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, MATTER OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

12.6 Entire Agreement; Amendments and Waivers. This Agreement, the Settlement Agreement (including the schedules and exhibits hereto and thereto), and the other agreements, documents, instruments and certificates contemplated hereby and thereby, represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

12.7 Governing Law. Except for matters as to which the Bankruptcy Code applies, this Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and performed in such State, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

12.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by electronic mail or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Agent, then to:
Wells Fargo Bank, National Association
150 East 42nd Street 40th Floor
New York, New York 10017
Attention: Email:	James R. Lewis, Vice President James.R.Lewis@wellsfargo.com

Facsimile: 866-524-4681

and a copy to:

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:	Eric A. Schaffer
Email:eschaffer@reedsmith.com
Facsimile:	412-288-3063

If to Seller, then to:
Endeavour Operating Corporation
811 Main Street, Suite 2100
Houston, Texas 77002
Attention: Email: Facsimile:	Cathy Stubbs Cathy.Stubbs@endeavour corp.com 713-307-8794

and a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Email:	Ted S. Waksman ted.waksman@weil.com

If to the Priority Noteholders, then to:
Apollo Capital Management, L.P.
9 West 57th Street
New York, NY 10019 Attention: Email:	Joseph D. Glatt jglatt@apollolp.com

Aristeia Capital, LLC
136 Madison Avenue, 3rd Floor
New York, NY 10016 Attention: Email:	William R. Techar; Andrew B. David techar@aristeiacapital.com; andrew.david@aristeiacapital.com
Avenue Investments, L.P.
399 Park Avenue, 6th Floor
New York, NY 10022 Attention: Email:	Jason Hammerman jhammerman@avenuecapital.com

and a copy to:
Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street New York, NY 10005 Attention: Email:	Dennis Dunne ddunne@milbank.com

12.9 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

12.10 No Reliance. PURCHASER ACKNOWLEDGES AND AGREES THAT THE PURCHASED ASSETS ARE SOLD “AS IS, WHERE IS” WITH ALL FAULTS WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY LAW WITH RESPECT TO THE PURCHASED ASSETS AND WITHOUT ANY RECOURSE TO SELLER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. PURCHASER AGREES TO ACCEPT THE PURCHASED ASSETS IN THE CONDITION, STATE AND LOCATION THEY ARE IN ON THE CLOSING DATE BASED ON ITS OWN INSPECTION, EXAMINATION AND DETERMINATION WITH RESPECT TO ALL MATTERS AND WITHOUT RELIANCE UPON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY NATURE MADE BY OR ON BEHALF OF OR IMPUTED TO SELLER, EXCEPT AS SET FORTH IN THIS AGREEMENT.

12.11 Binding Effect; Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or the Agent (by operation of Law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Agent agrees that it shall, on or prior to the Closing Date, assign its rights, interests, and obligations hereunder to Purchaser pursuant to the Purchaser Assignment (as defined below).

(b) The Priority Noteholders agree that, on or prior to the Closing Date, they shall cause Purchaser to be organized, and to execute an assignment in a form acceptable to the Agent, subject and pursuant to the Direction Letter, and Seller, which assignment shall designate the Purchaser entity and contain terms in accordance with the following sentence (the “Purchaser Assignment”). Upon the execution of the Purchaser Assignment, (a) the references in this Agreement to Agent shall apply solely to Purchaser unless the context otherwise requires and the Parties hereto agree that Agent shall have no liability or continuing obligations of any kind whatsoever hereunder, other than its obligations pursuant to the limited release provisions in Section 9.7 hereof, and (b) the Purchaser Assignment shall include representations and warranties similar to those in Article VII, which shall include an agreement by Purchaser to join and be bound by the terms of this Agreement applicable to Purchaser and to the Agent (to the extent provided in clause (a)).

12.12 Non-Recourse.

(a) No past, present or future director, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney or representative of EIC, Seller, the Priority Noteholders, the Agent, Purchaser, the Priority Noteholders or the members of the Ad Hoc Group or any of their respective Affiliates who is not otherwise a party to this Agreement (each non-party, a “Non-Party Person”) shall have any liability for any obligations or liabilities of EIC, Seller, the Agent, Purchaser, or the Priority Noteholders under this Agreement, the Seller Documents or the Purchaser Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or thereby. Without limiting the foregoing, (a) each party hereto hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity to avoid or disregard the entity form of a party, whether based on theories of agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each party hereto disclaims any reliance upon any Non-Party Affiliates with respect to any representation or warranty made in or in connection with this Agreement, the Seller Documents or Purchaser Documents.

(b) Notwithstanding anything herein to the contrary, nothing in this Agreement or related agreements, instruments or other documents, shall impose or expand any duty or Liability on the Agent beyond those specifically set forth in the Indenture and the Direction Letter.

(c) Nothing contained herein shall alter, impair, or otherwise deprive the Agent of any rights or privileges provided under the Indenture, the Direction Letter, or any related documents.

12.13 Counterparts. This Agreement may be executed in any number of counterparts (including by telecopier, facsimile or email attachment), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first set forth above.

EIC:

ENDEAVOUR INTERNATIONAL CORPORATION

By: /s/ Catherine L. Stubbs
Name: Catherine L. Stubbs
Title: Senior Vice President, Chief Financial Officer

SELLER:

ENDEAVOUR OPERATING CORPORATION

By: /s/ Catherine L. Stubbs
Name: Catherine L. Stubbs
Title: Senior Vice President, Chief Financial Officer

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its

capacity as trustee and collateral agent and not in its individual capacity,

By: /s/ James R. Lewis
Name: James R. Lewis
Title: Vice President

PRIORITY NOTEHOLDERS,

solely for the purposes of Articles IX and XII:

AEC (Lux) S.a.r.l.
By: Apollo European Credit Management, L.P.,

its investment manager
By: Apollo European Credit Management GP, LLC,
its general partner

By:      /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

AES (Lux) S.a.r.l.
By: Apollo European Strategic Management, L.P.,

its investment manager
By: Apollo European Strategic Management, LLC,
its general partner

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Centre Street Partnership, L.P.

By: Apollo Centre Street Advisors (APO DC), L.P., its general partner
BY: Apollo Centre Street Advisors (APO DC-GP), LLC, its general partner

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Credit Opportunity Trading Fund III
By: Apollo Credit Opportunity Advisors IIILP,
its general partner
By: Apollo Credit Opportunity Advisors IIIGP LLC, its general partner

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Credit Strategies Master Fund Ltd.
By: Apollo ST Fund Management LLC,

its Investment Manager

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Franklin Partnership, L.P.

By: Apollo Franklin Advisors (APO DC), L.P., its General Partner
By: Apollo Franklin Advisors (APO DC-GP), LLC, its General Partner

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo SK Strategic Investments, L.P.

By: Apollo SK Strategic Advisors, L.P, its general partner
By: Apollo SK Strategic Advisors, LLC, its general partner

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Special Opportunities Managed Account, L.P.

By: Apollo SVF Management, L.P., its investment manager
By: Apollo SVF Management GP, LLC, its general partner

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Value Investment Master Fund, L.P.

By: Apollo Value Management, L.P., its investment manager
By: Apollo Value Management GP, LLC, its general partner

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Apollo Zeus Strategic Investments, L.P.

By: Apollo Zeus Strategic Advisors, L.P., its general partner
By: Apollo Zeus Strategic Advisors, LLC, its general partner

By:       /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

ARISTEIA CAPITAL, L.L.C.

By: /s/ William R. Techar
Name: William R. Techar
Title: Manager, Aristeia Capital, L.L.C.

By: /s/ Andrew B. David
Name: Andrew B. David
Title: General Counsel, Aristeia Capital, L.L.C.

AVENUE MUTUAL FUNDS TRUST, on behalf of its series AVENUE CREDIT STRATEGIES FUND

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Authorized Signatory

AVENUE INVESTMENTS, L.P.

By: Avenue Partners, LLC

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE COPPERS OPPORTUNITIES FUND, L.P.

By: Avenue COPPERS Opportunities Fund GenPar, LLC

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE ENERGY OPPORTUNITIES FUND, L.P.

By: Avenue Energy Opportunities Partners, LLC

its General Partner

By: GL Energy Opportunities Partners, LLC

its Managing Member

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE ENTRUST CUSTOMIZED PORTFOLIO SPC ON BEHALF AND FOR THE ACCOUNT OF AVENUE US/EUROPE DISTRESSED SEGREGATED PORTFOLIO

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Director

AVENUE INTERNATIONAL MASTER, L.P.

By: Avenue International Master GenPar, Ltd.

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Director

MANAGED ACCOUNTS MASTER FUND SERVICES — MAP10

a Sub Trust of Managed Accounts Master Fund Services

By: Avenue Capital Management II, L.P.,

its Investment Manager

By: Avenue Capital Management II GenPar, LLC,
its General Partner By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Managing Member

AVENUE PPF OPPORTUNITIES FUND, L.P.

By: Avenue PPF Opportunities Fund GenPar, LLC

its General Partner

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE SPECIAL OPPORTUNITIES FUND I, L.P.

By: Avenue SO Capital Partners I, LLC

its General Partner

By: GL SO Partners I, LLC

its Managing Member

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

AVENUE SPECIAL OPPORTUNITIES CO-INVESTMENT FUND I, L.P.

By: Avenue SO Capital Partners I, LLC

its General Partner

By: GL SO Partners I, LLC

its Managing Member

By:	/s/ Sonia Gardner

Name: Title:	Sonia Gardner Member

EXHIBIT A
Form of Assignment and Assumption Agreement – EIH Equity
ASSIGNMENT OF ALL OF THE SHARES OF
OF
ENDEAVOUR INTERNATIONAL HOLDING B.V.

THIS ASSIGNMENT OF EQUITY INTERESTS (this “Assignment”) is executed and made effective as of [      ], 2015 (the “Effective Date”), by and between Endeavour Operating Corporation, a Delaware corporation (being a debtor-in-possession under sections 1107(a) and 1108 of the Bankruptcy Code) (“Transferor”), and [NEWCO], a [      ] (“Transferee”), regarding the transfer of all of the outstanding shares of Endeavour International Holding B.V., an entity formed under the laws of the Netherlands (the “Company”).

RECITALS

WHEREAS, reference is made to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of [      ], 2015, by and among Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent under the Indenture Documents (as defined in the Asset Purchase Agreement) and not in its individual capacity, Transferor and, for the limited purposes specified therein, the Priority Noteholders (as defined in the Asset Purchase Agreement);

WHEREAS, reference is made to the Article of Incorporation of the Company, dated as of June 17, 2005 (the “Articles”);

WHEREAS, Transferor is the sole owner of 100% of the outstanding shares of the Company (the “Transferred Interests”);

WHEREAS, pursuant to the terms and conditions set forth in the Asset Purchase Agreement, Transferor has agreed to sell, transfer, convey, assign and deliver to Transferee, and Transferee has agreed to purchase and accept, all of the Transferred Interests; and

WHEREAS, Transferee desires to be admitted to the Company with respect to the Transferred Interests and to succeed to the rights and obligations of Transferor in respect of the Transferred Interests, and Transferor desires to resign as an owner of shares of the Company.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Assignment. Subject to the terms and conditions set forth in the Asset Purchase Agreement, Transferor hereby irrevocably sells, transfers, conveys, assigns and delivers to Transferee the Transferred Interests, together with all of Transferor’s right, title, interest and benefit in and to the properties (real and personal), capital, cash flow, distributions, dividends, profits and losses, and all other economic benefits of the Transferred Interests accruing to or distributable with respect to the Transferred Interests and the interests in the Company represented thereby or associated therewith from and after the Effective Date.

2. Acceptance, Assumption and Acknowledgment. Subject to the terms and conditions set forth in the Asset Purchase Agreement, Transferee hereby purchases and accepts Transferor’s assignment of the Transferred Interests pursuant to Section 1, and acknowledges and agrees that it shall be bound by all of the terms and conditions of the Articles as the sole owner of all of the outstanding shares of the Company, and assumes and agrees to perform all of duties and obligations of the sole owner of all of the shares of the Company under the Articles from and after the Effective Date.

3. Effect of Assignment. As of the Effective Date, (a) Transferee shall be the owner of the Transferred Interest in accordance with this Assignment, (b) Transferee shall succeed to the rights and obligations of Transferor in respect of the Transferred Interests and be admitted as the sole owner of all of the shares of the Company, such admission shall be deemed evidenced by this Assignment, and this Assignment shall be included in the books and records of the Company to reflect such admission, and (c) Transferor hereby resigns as an owner of shares of the Company and shall have no further rights, powers or obligations with respect to the Transferred Interest or otherwise under the Articles.

4. Consent. Transferor, as the sole shareholder of the Company, hereby consents to the transfer effected by this Assignment, as required by Section 9.1 of the Articles.

5. Asset Purchase Agreement. This Assignment is delivered pursuant to, and is hereby made subject to, the terms and conditions of the Asset Purchase Agreement.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law. Except for the matters as to which the Bankruptcy Code applies, this Assignment shall be governed by and construed in accordance with, and governed by, the Laws of the State of New York applicable to contracts made and performed in such State.

8. Counterparts. This Assignment may be executed in any number of counterparts (including by telecopier, facsimile or email attachment), each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Assignment to be effective as of the Effective Date.

ASSIGNOR

ENDEAVOUR OPERATING CORPORATION

By:
Name:
Title:

ASSIGNEE

[NEWCO]

By:
Name:
Title:

[NOTARY SIGNATURE]

EXHIBIT B
Assignment and Assumption Agreement – Intercompany Note Documents
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective as of [      ], 2015 (the “Effective Date”), by and between Endeavour Operating Corporation, a Delaware corporation (being a debtor-in-possession under sections 1107(a) and 1108 of the Bankruptcy Code) (the “Assignor”), and [NEWCO], a [      ] (the “Assignee”).

WHEREAS, reference is made to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of [      ], 2015, by and among Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent under the Indenture Documents (as defined in the Asset Purchase Agreement) and not in its individual capacity, Assignor and, for the limited purposes specified therein, the Priority Noteholders (as defined in the Asset Purchase Agreement);

WHEREAS, reference is made to that certain intercompany note (the “Note”) issued pursuant to that certain Inter-Company Loan Agreement (the “Loan Agreement”), dated as of May 31, 2012, by and between Assignor, as “Lender” (as defined in the Loan Agreement), and EEUK, as “Borrower” (as defined in the Loan Agreement); and

WHEREAS, in accordance with the terms of the Asset Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, all of Assignor’s rights, interests and obligations (i) as “Lender” under the Note and the Loan Agreement and (ii) as “Payee” under the Subordination Agreement (the “Assigned Interest”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Assignment and Assumption. Effective as of the Effective Date, Assignor hereby assigns, transfers and conveys to the Assignee, and the Assignee hereby fully and completely accepts and assumes, all of Assignor’s rights, interests and obligations with respect to the Assigned Interest.

2.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.	Asset Purchase Agreement. This Agreement is delivered pursuant to, and is hereby made subject to, the terms and conditions of the Asset Purchase Agreement.

4.	Governing Law. Except for the matters as to which the Bankruptcy Code applies, this agreement shall be governed by and construed in accordance with, and governed by, the Laws of the State of New York applicable to contracts made and performed in such State.

5.	Counterparts. This Agreement may be executed in any number of counterparts (including by telecopier, facsimile or email attachment), each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Agreement to be effective as of the Effective Date.

ASSIGNOR

ENDEAVOUR OPERATING CORPORATION

By:
Name:
Title:

ASSIGNEE

[NEWCO]

By:
Name:
Title:

EXHIBIT C

Form of Amendment — Seller-EEUK Services Agreement
AMENDMENT NO. 1
TO
SERVICES AGREEMENT1

This Amendment No. 1 (this “Amendment”) to that certain Services Agreement (the “Services Agreement”), dated as of January 1, 2014, by and between Endeavour Operating Corporation, a Delaware corporation (“EOC”), and Endeavour Energy UK Limited, an England and Wales corporation (“EEUK”), is entered into on this [      ] day of [      ], 2015.

WHEREAS, pursuant to the Services Agreement, EOC provides certain services to EEUK (the “Services”);

WHEREAS, EEUK is an indirect, wholly-owned subsidiary of Endeavour International Holding B.V., an entity formed under the laws of the Netherlands (“EIH”), and EIH is a wholly-owned subsidiary of EOC;

WHEREAS, EOC is a party to that certain Asset Purchase Agreement (the “APA”), dated as of [      ], 2015, by and between EOC and Wells Fargo Bank, National Association (as trustee and collateral agent on behalf of the Noteholders (as defined in the APA)), pursuant to which, among other things, effective on the date hereof, EOC sold to Purchaser (as defined in the APA), and Purchaser acquired from EOC, all of the equity securities of EIH; and

WHEREAS, EOC agreed to, and agreed to cause EEUK to, concurrently with the closing of the transactions contemplated by the APA, enter into this Amendment to provide for the terms of the provision of the Services following the closing of the APA.

Now, therefore, effective as of the date hereof:

1. Amendment.

a.	Article 2. Article 2 of the Services Agreement is hereby amended by deleting such Article in its entirety and replacing it with the following:

“This Agreement shall remain in effect until terminated as provided herein. This Agreement may be terminated unilaterally by either EEUK or EOC following sixty (60)2 days’ written notice from either such party to the other party of such first party’s intent to terminate and (b) as provided in Section 5.1. Notwithstanding anything herein to the contrary, this Agreement shall terminate automatically upon the filing by EOC of a Certificate of Dissolution of EOC with the Secretary of State of the State of Delaware.”

2. Effect of Amendment. This Amendment shall modify and amend the Services Agreement to the extent, and only to the extent, expressly set forth herein; it being the intent of the parties that all of the terms and provisions of the Services Agreement that are not modified or replaced hereunder shall be unaltered and shall remain in full force and effect.

3. Governing Law. This Amendment and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this letter agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to the conflicts of law rules of such state.

4. Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when signed by each of the parties and delivered to the other parties (including by facsimile or other electronic image scan transmission).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date hereof.

ENDEAVOUR OPERATING CORPORATION

By:
Name:
Title:

ENDEAVOUR ENERGY U.K. LIMITED

By:
Name:
Title:

EXHIBIT D

Form of Amendment — EIC-EEUK Services Agreement
AMENDMENT NO. 1
TO
SERVICES AGREEMENT3

This Amendment No. 1 (this “Amendment”) to that certain Services Agreement (the “Services Agreement”), dated as of January 1, 2014, by and between Endeavour International Corporation, a Nevada corporation (“EIC”), and Endeavour Energy UK Limited, an England and Wales corporation (“EEUK”), is entered into on this [      ] day of [      ], 2015.

WHEREAS, pursuant to the Services Agreement, EIC provides certain services to EEUK (the “Services”);

WHEREAS, (i) EEUK is an indirect, wholly-owned subsidiary of Endeavour International Holding B.V., an entity formed under the laws of the Netherlands (“EIH”), (ii) EIH is a wholly-owned subsidiary of Endeavour Operating Corporation, a Delaware corporation (“EOC”), and (iii) EOC is a wholly-owned subsidiary of EIC;

WHEREAS, EOC is a party to that certain Asset Purchase Agreement (the “APA”), dated as of [      ], 2015, by and between EOC and Wells Fargo Bank, National Association (as trustee and collateral agent on behalf of the Noteholders (as defined in the APA)), pursuant to which, among other things, effective on the date hereof, EOC sold to Purchaser (as defined in the APA), and Purchaser acquired from EOC, all of the equity securities of EIH; and

WHEREAS, EOC agreed to cause EIC and EEUK to, concurrently with the closing of the transactions contemplated by the APA, enter into this Amendment to provide for the terms of the provision of the Services following the closing of the APA.

Now, therefore, effective as of the date hereof:

1.	Amendment.

a.	Article 2. Article 2 of the Services Agreement is hereby amended by deleting such Article in its entirety and replacing it with the following:

“This Agreement shall remain in effect until terminated as provided herein. This Agreement may be terminated unilaterally by either EEUK or EIC following sixty (60)4 days’ written notice from either such party to the other party of such first party’s intent to terminate and (b) as provided in Section 5.1. Notwithstanding anything herein to the contrary, this Agreement shall terminate automatically upon the filing by EIC of a Certificate of Dissolution of EIC with the Secretary of State of the State of Nevada.”

2. Effect of Amendment. This Amendment shall modify and amend the Services Agreement to the extent, and only to the extent, expressly set forth herein; it being the intent of the parties that all of the terms and provisions of the Services Agreement that are not modified or replaced hereunder shall be unaltered and shall remain in full force and effect.

3. Governing Law. This Amendment and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this letter agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to the conflicts of law rules of such state.

4. Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when signed by each of the parties and delivered to the other parties (including by facsimile or other electronic image scan transmission).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date hereof.

ENDEAVOUR INTERNATIONAL CORPORATION

By:
Name:
Title:

ENDEAVOUR ENERGY U.K. LIMITED

By:
Name:
Title:

[1]	NTD: The terms of the Amendments to the Services Agreements are subject to continuing review.

[2]	NTD: Unless the parties agree to a different number of days.

[3]	NTD: The terms of the Amendments to the Services Agreements are subject to continuing review.

[4]	NTD: Unless the parties agree to a different number of days.

EXHIBIT E
Sale Order

[Incorporated by reference to Exhibit A to Exhibit 99.3 to our Current Report on Form 8-K filed August 4, 2014.]

EXHIBIT F
Wind Down Budget

Endeavour International Corporation
Cash Flow Summary
$ in thousands

	7/31/2015	8/31/2015	9/30/2015	10/31/2015		11/30/2015	12/31/2015
US Cash Forecast
Beginning Cash	$17,986	$13,858	$11,666	$10,464		$(1,500)	$(1,500)
Total Revenue	$709	$670	$628	$-		$-	$-
Total Opex	300	300	300	-		-	-
US G&A	1,300	2,200	1,100	-		-	-
Board Cash Payments (1)	300	-	250	-		-	-
Dissolution/Wind Down Cost (2)	-	-	-	3,000		-	-
Restructuring Costs (3)	3,850	2,479	1,156	8,964		-	-
Reserves Capex	600	-	300	-		-	-
Decommissioning	-	-	-	-		-	-

Total Capex	600	-	300	-		-	-
Cash Transfers(4)	1,512	2,118	1,276	-		-	-
Sales Proceeds(5)	-	-	-	-		-	-
Total US Cash Flows	$(4,128)	$(2,192)	$(1,202)	$(11,964)		$-	$-
Working Capital Adjustment	-	-	-	-		-	-
US Ending Cash	$13,858	$11,666	$10,464		$(1,500)	$(1,500)	$(1,500)

(1) The Debtors agree that each of the members of the Ad Hoc Group and the Priority Noteholders (each as defined in the Asset Purchase Agreement to which this document is an exhibit) reserve their rights and claims with respect to this Wind Down Budget as to cash payments in 2015 to members of the Board of Directors of Endeavour International Corporation that in years prior to 2015 were paid in the form of equity with a value of $100,000 per annum per director.

(2) Dissolution/Wind Down cost assumed to include such expenses as: dissolving the DE and NV entities, state filings, final tax returns, final accounting fees, transfers of books and records, termination of office leases, termination of licenses and subscriptions, any additional employee incentives as needed, etc.

(3) Assumes no fees paid to RSA parties, beyond those fees earned as of the RSA termination date, except that, solely in the event that the closing has occurred under that certain Asset Purchase Agreement dated August 3, 2015, by and among Wells Fargo Bank, National Association (as trustee and collateral agent on behalf of the Noteholders and not in the individual capacity), Endeavour International Corporation, Endeavour Operating Corporation, and the “Priority Noteholders” signatory thereto (solely with respect to certain articles thereof), the fees and expenses of Houlihan Lokey Capital, Inc., Milbank, Tweed, Hadley & McCloy LLP, and Morris, Nichols, Arsht & Tunnell LLP in their capacity as the Priority Noteholders’ advisors solely with respect to those matters relating to the Asset Purchase Agreement and the Bankruptcy Cases will be paid to the extent provided for in the Asset Purchase Agreement up to a maximum of $5.5 million.

(4) Line items represent amounts projected to be paid by EEUK under the EIC-EEUK Services Agreement, the EOC-EEUK Services Agreement, and reimbursements for the payment of insurance premiums and other insurance-related costs EEUK may owe to the Debtors. Additional $1.6 million of KERP to U.S. employees to be paid from UK directly.

(5) If the U.S. sales proceeds are less than $15.0 million, the Blackstone restructuring fee will be $3.0 million rather than $4.0 million.